Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 12, 2014, relating to the financial statements of Portugal Telecom, SGPS, S.A. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the fact that the Company retrospectively adopted International Financial Reporting Standard 11 – Joint Arrangements related to the method of accounting for jointly controlled entities and also the amendments to the International Accounting Standard 19 – Employee Benefits related to the method of accounting for actuarial gains and losses, which included the disclosure of the January 1, 2012 consolidated statement of financial position), included in the Form 6-K of Portugal Telecom, SGPS, S.A. filed March 12, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ JOÃO LUÍS FALUA COSTA DA SILVA

Deloitte & Associados, SROC S.A.

Represented by João Luís Falua Costa da Silva

Lisbon

March 12, 2014